UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2004

U.S. RESTAURANT PROPERTIES, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12240 Inwood Road, Suite 300, Dallas, Texas 75244

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 387-1487

Not applicable

(Former name or former address, if changed since last report)

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Item 5. Other Events and Required FD Disclosure.

On June 8, 2004, the Company announced the sale by Lone Star Funds in an underwritten public offering through Morgan Keegan & Company, Inc. an aggregate of 2,000,000 shares of the Company’s outstanding common stock at a price of $15.55 per share. The Company received none of the proceeds from the sale. The Lone Star Funds granted Morgan Keegan an option to purchase an additional 200,000 shares of common stock to cover overallotments, exercisable for 30 days following the date of the offering.

Item 7. Exhibits.

99.1	Press Release dated June 8, 2004, announcing pricing for the public offering of 2,000,000 shares of the Company’s common stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2004

U.S. RESTAURANT PROPERTIES, INC.

By:	/s/ Stacy M. Riffe
Stacy M. Riffe
Chief Financial Officer

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INDEX TO EXHIBITS

99.1	Press Release dated June 8, 2004, announcing pricing for the public offering of 2,000,000 shares of the Company’s common stock.

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